                                                                     Exhibit 4.5

                                 WEC COMPANY,
                                   as Issuer


                           WOODS EQUIPMENT COMPANY,
                              as Parent Guarantor


                                      and


                   UNITED STATES TRUST COMPANY OF NEW YORK,
                                  as Trustee


                                   _________


                                NOTES INDENTURE


                           Dated as of July 28, 1999

                                   _________




                      12% Senior Notes due July 15, 2009

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 Page
                                                                                                                 ----
                                                            ARTICLE ONE

                                            DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions...................................................................................    1
SECTION 1.02.     Incorporation by Reference of TIA.............................................................   26
SECTION 1.03.     Rules of Construction.........................................................................   26
SECTION 1.04.     One Class of Securities.......................................................................   27


                                                           ARTICLE TWO

                                                            THE NOTES

SECTION 2.01.     Form and Dating...............................................................................   27
SECTION 2.02.     Execution and Authentication; Aggregate Principal Amount......................................   27
SECTION 2.03.     Registrar and Paying Agent....................................................................   28
SECTION 2.04.     Paying Agent To Hold Assets in Trust..........................................................   29
SECTION 2.05.     Noteholder Lists..............................................................................   29
SECTION 2.06.     [Intentionally Omitted].......................................................................   29
SECTION 2.07.     Replacement Notes.............................................................................   30
SECTION 2.08.     Outstanding Notes.............................................................................   30
SECTION 2.09.     Treasury Notes................................................................................   30
SECTION 2.10.     Temporary Notes...............................................................................   31
SECTION 2.11.     Cancellation..................................................................................   31
SECTION 2.12.     Defaulted Interest............................................................................   31
SECTION 2.13.     CUSIP Number..................................................................................   31
SECTION 2.14.     Deposit of Moneys.............................................................................   32
SECTION 2.15.     Issuance of Additional Notes..................................................................   32


                                                         ARTICLE THREE

                                                          REDEMPTION

SECTION 3.01.     Notices to Trustee............................................................................   32
SECTION 3.02.     Selection of Notes To Be Redeemed.............................................................   33
SECTION 3.03.     Notice of Redemption..........................................................................   33

SECTION 3.04.     Effect of Notice of Redemption................................................................   34
SECTION 3.05.     Deposit of Redemption Price...................................................................   34
SECTION 3.06.     Notes Redeemed in Part........................................................................   35
SECTION 3.07.     Optional Redemption...........................................................................   35


                                                           ARTICLE FOUR

                                                             COVENANTS

SECTION 4.01.     Payment of Notes..............................................................................   36
SECTION 4.02.     Maintenance of Office or Agency...............................................................   36
SECTION 4.03.     Corporate Existence...........................................................................   36
SECTION 4.04.     Payment of Taxes and Other Claims.............................................................   36
SECTION 4.05.     Maintenance of Properties and Insurance.......................................................   37
SECTION 4.06.     Compliance Certificate; Notice of Default.....................................................   38
SECTION 4.07.     Compliance with Laws..........................................................................   38
SECTION 4.08.     SEC Reports...................................................................................   39
SECTION 4.09.     Waiver of Stay, Extension or Usury Laws.......................................................   39
SECTION 4.10.     Limitation on Restricted Payments.............................................................   39
SECTION 4.11.     Limitation on Restrictions on Distributions from Restricted Subsidiaries......................   42
SECTION 4.12.     Limitation on Affiliate Transactions..........................................................   44
SECTION 4.13.     Limitation on Indebtedness....................................................................   46
SECTION 4.14.     Limitation on the Sale or Issuance of Preferred Stock of
                                    Restricted Subsidiaries.....................................................   49
SECTION 4.15.     Change of Control.............................................................................   49
SECTION 4.16.     Limitation on Sales of Assets and Subsidiary Stock............................................   52
SECTION 4.17.     Limitation on Liens...........................................................................   55
SECTION 4.18.     Future Guarantors.............................................................................   55
SECTION 4.19.     Limitation on Issuances of Guarantees of and Pledges for Debt:
                                    Subsidiary Guarantors.......................................................   55
SECTION 4.20.     Limitation on Sale/Leaseback Transactions.....................................................   56
SECTION 4.21.     Limitations on Status as Investment Company...................................................   56


                                                           ARTICLE FIVE

                                                       SUCCESSOR CORPORATION

SECTION 5.01.     Merger, Consolidation and Sale of Assets of the Company.......................................   56

                                                           ARTICLE SIX

                                                       DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default.............................................................................   59
SECTION 6.02.     Acceleration..................................................................................   60
SECTION 6.03.     Other Remedies................................................................................   61
SECTION 6.04.     Waiver of Past Defaults.......................................................................   61
SECTION 6.05.     Control by Majority...........................................................................   61
SECTION 6.06.     Limitation on Suits...........................................................................   62
SECTION 6.07.     Rights of Holders To Receive Payment..........................................................   62
SECTION 6.08.     Collection Suit by Trustee....................................................................   62
SECTION 6.09.     Trustee May File Proofs of Claim..............................................................   62
SECTION 6.10.     Priorities....................................................................................   63
SECTION 6.11.     Undertaking for Costs.........................................................................   63


                                                           ARTICLE SEVEN

                                                            TRUSTEE

SECTION 7.01.     Duties of Trustee.............................................................................   64
SECTION 7.02.     Rights of Trustee.............................................................................   65
SECTION 7.03.     Individual Rights of Trustee..................................................................   66
SECTION 7.04.     Trustee's Disclaimer..........................................................................   66
SECTION 7.05.     Notice of Default.............................................................................   66
SECTION 7.06.     Reports by Trustee to Holders.................................................................   67
SECTION 7.07.     Compensation and Indemnity....................................................................   67
SECTION 7.08.     Replacement of Trustee........................................................................   68
SECTION 7.09.     Successor Trustee by Merger, Etc..............................................................   69
SECTION 7.10.     Eligibility; Disqualification.................................................................   69
SECTION 7.11.     Preferential Collection of Claims Against Company.............................................   70


                                                           ARTICLE EIGHT

                                             DISCHARGE OF NOTES INDENTURE; DEFEASANCE

SECTION 8.01.     Discharge of Liability on Notes; Defeasance...................................................   70
SECTION 8.02.     Conditions to Defeasance......................................................................   71
SECTION 8.03.     Application of Trust Money....................................................................   72
SECTION 8.04.     Repayment to Company..........................................................................   72
SECTION 8.05.     Indemnity for Government Obligations..........................................................   73
SECTION 8.06.     Reinstatement.................................................................................   73

                                                        ARTICLE NINE

                                               AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders....................................................................   74
SECTION 9.02.     With Consent of Holders.......................................................................   75
SECTION 9.03.     Compliance with TIA...........................................................................   76
SECTION 9.04.     Revocation and Effect of Consents.............................................................   76
SECTION 9.05.     Notation on or Exchange of Notes..............................................................   76
SECTION 9.06.     Trustee To Sign Amendments, Etc...............................................................   77
SECTION 9.07.     Payment for Consent...........................................................................   77


                                                         ARTICLE TEN

                                                         GUARANTEES

SECTION 10.01.    Unconditional Guarantee.......................................................................   77
SECTION 10.02.    Severability..................................................................................   79
SECTION 10.03.    Release of Subsidiary Guarantor from the Subsidiary Guarantee.................................   79
SECTION 10.04.    Limitation on Amount Guaranteed; Contribution by
                           Subsidiary Guarantors................................................................   79
SECTION 10.05.    Waiver of Subrogation.........................................................................   80
SECTION 10.06.    Execution of Subsidiary Guarantee.............................................................   81
SECTION 10.07.    Waiver of Stay, Extension or Usury Laws.......................................................   81
SECTION 10.08.    Effectiveness of Subsidiary Guarantee.........................................................   82


                                                        ARTICLE ELEVEN

                                                        MISCELLANEOUS

SECTION 11.01.    TIA Controls..................................................................................   82
SECTION 11.02.    Notices.......................................................................................   83
SECTION 11.03.    Communications by Holders with Other Holders..................................................   84
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent............................................   84
SECTION 11.05.    Statements Required in Certificate or Opinion.................................................   84
SECTION 11.06.    Rules by Trustee, Paying Agent, Registrar.....................................................   85
SECTION 11.07.    Legal Holidays................................................................................   85
SECTION 11.08.    Governing Law.................................................................................   85

SECTION 11.09.    No Adverse Interpretation of Other Agreements.................................................   85
SECTION 11.10.    No Recourse Against Others....................................................................   85
SECTION 11.11.    Successors....................................................................................   86
SECTION 11.12.    Duplicate Originals...........................................................................   86
SECTION 11.13.    Severability..................................................................................   86


         Appendix          .....................................................................................    I

Exhibit A - Form of Initial Note and Guarantee..................................................................  A-1
Exhibit B - Form of Exchange Note and Private Exchange Note and Guarantee.......................................  B-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Notes Indenture.

                  NOTES INDENTURE, dated as of July 28, 1999, among WEC COMPANY, a Delaware corporation (the "Company"), WOODS EQUIPMENT COMPANY, a Delaware corporation (the "Parent Guarantor") and United States Trust Company of New York, a New York banking corporation, as Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of $130,000,000 12% Senior Notes due July 15, 2009 in the form of Initial Notes (as defined below) and, if and when issued in connection with a registered exchange for such Initial Notes, 12% Senior Notes due July 15, 2009 in the form of Exchange Notes (as defined below) and, if and when issued in connection with a private exchange for such Initial Notes, 12% Senior Notes due July 15, 2009 in the form of Private Exchange Notes (as defined below), and such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to the Notes Indenture, and, to provide therefor, the Company and each of the Subsidiary Guarantors has duly authorized the execution and delivery of this Notes Indenture. The Parent Guarantor has agreed to guarantee the Notes on a senior basis.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.


                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.     Definitions.
                                    -----------
         "Additional Assets" means
          -----------------

          (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business;

          (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary or

          (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

         "Additional Notes" means, subject to the Company's compliance with
Section 4.13, any series of Senior Notes in an aggregate principal amount of $50 million issued from time to time after July 28, 1999 under the terms of this Indenture which shall have identical terms as the Notes issued on July 28, 1999, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (other than pursuant to Section

2.07, 2.10, 3.06, 4.15, 4.16 or 9.06 of this Indenture or
Section 2.03 of the Appendix and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

         "Adjusted Maximum Amount" has the meaning provided in Section 10.04.
          -----------------------

         "Affiliate" of any specified Person means any other Person which,
          ---------
directly or indirectly, is in control of, is controlled by or is under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under Sections 4.10, 4.12 and 4.16 only, "Affiliate" will also mean any beneficial owner of the Company's Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Agent" means any Registrar, Paying Agent or co-Registrar.
          -----

         "Aggregate Payments" has the meaning provided in Section 10.04.
          ------------------

         "Appendix" has the meaning provided in Section 2.01.
          --------

         "Asset Disposition" means any sale, lease, transfer or other
          -----------------
disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

          (ii) all or substantially all the assets of any division or line of business of the Company's or any Restricted Subsidiary or

          (iii) any other assets of the Company or any Restricted Subsidiary outside of the Company's ordinary course of business or such Restricted Subsidiary.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (ii) a transfer of assets between or among the Company and its Wholly Owned Subsidiaries,

          (iii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary;

          (iv) the sale, license or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (v) the sale or other disposition of cash or Cash Equivalents or Marketable Securities;

          (vi) a Restricted Payment that is permitted by the covenant described above under Section 4.10.

         "Attributable Debt" when used with respect to any Sale/Leaseback
          -----------------
Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Authenticating Agent" has the meaning provided in Section 2.02.
          --------------------

         "Average Life" means, as of the date of determination, with respect to
          ------------
any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Banks" has the meaning specified in the Senior Credit Facility.
          -----

         "Bank Indebtedness" means all Obligations pursuant to the Senior Credit
          -----------------
Facility.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
          --------------
state or foreign law for the relief of debtors.


         "Board of Directors" means the Board of Directors of the Company or any
          ------------------
committee thereof duly authorized to act on behalf of such Board.


         "Board Resolution" means, with respect to any Person, a copy of a
          ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each day which is not a Legal Holiday.
          ------------

         "Capital Lease Obligations" of a Person means any obligation which is
          -------------------------
required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock"of any Person means any and all shares, interests,
          -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Cash Equivalents" means:
          ----------------

          (i) United States dollars;

          (ii) securities issued or directly and fully guaranteed or insured by the Untied States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of no more than six months from the date of acquisition;

          (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institutions meeting the qualifications specified in clause (iii) above;

          (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and

          (vi) money marked funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

         "Code" means the Internal Revenue Code of 1986, as amended.
          ----

         "Commodity Agreement" means in respect of a Person, any commodity
          -------------------
futures contract, commodity option or other similar agreement or arrangement designed to protect such Person against fluctuations in the price of energy, commodities and raw materials.

         "Company" means the party named as such in this Notes Indenture until a
          -------
successor replaces it pursuant to this Notes Indenture and thereafter means such successor.

         "Consolidated Coverage Ratio" as of any date of determination means the
          ---------------------------
ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

          (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period will be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (iii) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition, the EBITDA for such period will be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to the Company's Indebtedness or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness or any cost saving permitted to be adjusted in accordance with Article 11 of Regulation S-X) as if such Investment or acquisition occurred on the first day of such period and

          (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or
     (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations will be determined by the Company in good faith by a responsible financial or accounting Officer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the Company's
          -----------------------------
total interest expense and that of the Company's consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication,

          (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

          (ii) amortization of debt discount and debt issuance cost,

          (iii) capitalized interest,

          (iv) non-cash interest expenses,

          (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

          (vi) net costs associated with Hedging Obligations (including amortization of fees),

          (vii) preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary,

          (viii) interest incurred in connection with Investments in discontinued operations,

          (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and

          (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the Company's net
          -----------------------
income and that of the Company's consolidated Subsidiaries; provided, however, that there will not be included in such Consolidated Net Income:

          (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that

               (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and

               (B) the Company's equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income;

          (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that

               (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and

               (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (iv) any gain (but not loss) realized upon the sale or other disposition of any of the Company's assets, the Company's consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (v) extraordinary gains or losses; and

          (vi) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under
Section 4.10 only, there will be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant.

         "Consolidated Net Worth" means the total of the amounts shown on our balance sheet and that of our consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of our most recent fiscal quarter ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

         (i)  the par or stated value of all our outstanding Capital Stock; plus

         (ii) paid-in capital or capital surplus relating to such Capital Stock; plus

         (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "covenant defeasance option" has the meaning provided in Section 8.01.
          --------------------------

         "Credit Facilities" means, one or more debt facilities or commercial
          -----------------
paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), working capital loans, swing lines, advances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced in whole or in part from time to time.

         "Currency Agreement" means in respect of a Person any foreign exchange
          ------------------
contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator,
          ---------
sequestrator or similar official under any Bankruptcy Law.

         "Debentures" means the Initial Debentures, the Exchange Debentures and
          ----------
the Private Exchange Debentures of Woods treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to the Debenture Indenture.

         "Debenture Indenture" means the indenture dated as of July 28, 1999
          -------------------
among Woods, as issuer, and United States Trust Company of Texas, N.A., as trustee.

         "Default" means any event which is, or after notice or passage of time
          -------
or both would be, an Event of Default.

         "Depository" means The Depository Trust Company, its nominees and their
          ----------
respective successors.

         "Disqualified Stock" means, with respect to any Person, any Capital
          ------------------
Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event

          (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

          (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or

          (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part,

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes will not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.15 and 4.16 and (y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus
          ------
Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income:

         (i) all the Company's income tax expense and that of the Company's consolidated Restricted Subsidiaries,

         (ii) the Company's depreciation expense and that of the Company's consolidated Restricted Subsidiaries,

         (iii) the Company's amortization expense and that of the Company's consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),

         (iv) all the Company's other non-cash charges and those of the Company's consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, and

         (v) all one-time compensation payments made in connection with the Recapitalization.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary will be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders. If since the beginning of the relevant period, the Company or any Restricted Subsidiary will have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA for such period will be calculated after giving pro forma effect thereto (including any cost saving permitted to be adjusted in accordance with Article 11 of Regulation S-X).

         "Equity Interest" means Capital Stock and all warrants, options or
          ---------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

         "Equity Offering" means an offering of common stock of the Company or
          ---------------
Parent.

         "Event of Default" has the meaning provided in Section 6.01.
          ----------------

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
or any successor statute or statutes thereto.

         "Exchange Notes" has the meaning provided in the Appendix.
          --------------

         "Fair Share" has the meaning provided in Section 10.04.
          ----------

         "Fair Share Shortfall" has the meaning provided in Section 10.04.
          --------------------

         "Fraudulent Transfer Laws" has the meaning provided in Section 10.04.
          ------------------------

         "Funding Subsidiary Guarantor" has the meaning provided in Section
10.04.

         "GAAP" means generally accepted accounting principles in the United
          ----
States of America as in effect as of the Issue Date, including those set forth in

          (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

          (ii) statements and pronouncements of the Financial Accounting Standards Board,

          (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and

          (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any
          ---------
Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person

          (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

          (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof

     (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business.

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" will mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such
          -------------------
Person pursuant to any Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name a Note is
          ------      ----------
registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become
          -----
liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes the Company's Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun will have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security will be deemed the Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of
          ------------
determination (without duplication):

          (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such

     Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vi)  all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (vii) all obligations of the type referred to in clauses (i) through
     (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Initial Notes" has the meaning provided in the Appendix.
          -------------

         "Initial Purchaser" has the meaning provided in the Appendix.
          -----------------

         "Interest Payment Date" means the stated maturity of an installment of
          ---------------------
 interest on the Notes.

         "Investment" in any Person means any direct or indirect advance, loan
          ----------
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under Section 4.10,

          (i) "Investment" will include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "issue" means issue, assume, Guarantee, Incur or otherwise become
          -----
liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

         "Issue Date" means the date of original issuance of the Notes.
          ----------

         "legal defeasance option" has the meaning provided in Section 8.01.
          -----------------------

         "Legal Holiday" has the meaning provided in Section 11.07.
          -------------

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien
          ----
or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Marketable Securities" means publicly traded debt or equity
          ---------------------
securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest categories by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

         "Maturity Date" means July 15, 2009.
          -------------

         "Net Available Cash" from an Asset Disposition means cash payments,
          ------------------
cash equivalents and Marketable Securities received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of

          (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,

          (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

          (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and

          (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds" with respect to any issuance or sale of Capital
          -----------------
Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Recourse Debt" means Indebtedness
          -----------------
          (i) as to which neither the Company nor any Restricted Subsidiary

               (A) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or

               (B) is directly or indirectly liable (as a guarantor or otherwise) and

          (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of the Company's other Indebtedness or that of any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Notes" means the Initial Notes, the Exchange Notes, the Private
          -----
Exchange Notes and any Additional Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Notes Indenture.

         "Notes Indenture" means this Notes Indenture, as amended or
          ---------------
supplemented from time to time in accordance with the terms hereof.

         "Obligations" means with respect to any Indebtedness all obligations
          -----------
for principal, premium, interest (including, without limitation, interest after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding against the Company or any of its Subsidiaries, whether or not allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

         "Offer" has the meaning provided in Section 4.16.
          -----

         "Offer Amount" has the meaning provided in Section 4.16.
          -----

         "Offer Period" has the meaning provided in Section 4.16.
          -----

         "Offering Circular" means (i) with respect to the Initial Notes issued
          -----------------
on July 28, 1999, the Offering Circular dated July 26, 1999, pursuant to which the $130.0 million of 12% Senior Notes due July 15, 2009 in the form of Initial Notes were offered, and any supplement thereto and (ii) with respect to each issuance of Additional Notes, the offering circular, prospectus or other similar offering document pursuant to which such Additional Notes were offered, and any supplement thereto.

         "Officer" means, with respect to any Person, the Chairman of the Board,
          -------
the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

         "Officers' Certificate" means, with respect to any Person, a
          ---------------------
certificate signed by two Officers or by an Officer and either a Treasurer or Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 11.04 and 11.05, to the extent they relate to the making of an Officers' Certificate.

         "Opinion of Counsel" means a written opinion from legal counsel, who
          ------------------
may be counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 11.04 and 11.05, to the extent they relate to the giving of an Opinion of Counsel.

         "Parent Guaranty" means the Guarantee of the Notes by Parent.
          ---------------

         "Parent Subordinated Obligation" means any Indebtedness of Parent
          ------------------------------
(whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of Parent under the Parent Guaranty pursuant to a written agreement.

         "Paying Agent" has the meaning provided in Section 2.03.
          ------------

         "Permitted Holders" means Madison Dearborn Partners, Inc. and any
          -----------------
affiliate thereof.


         "Permitted Investment" means an Investment by the Company or any
          --------------------
Restricted Subsidiary in

          (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (iii)  Investments in Cash Equivalents and Marketable Securities;

          (iv) receivables owing to the Company or any Restricted Subsidiary, including negotiable interests held for deposit or collecting, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (vi) loans or advances to employees made in the ordinary course of business consistent with the Company's past practices or that of such Restricted Subsidiary;

          (vii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under Section 4.16;

          (viii) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (ix)  Hedging Obligations permitted by Section 4.13(vii);

          (x)   an Investment existing on the date hereof;

          (xi) any Investment in securities of trade creditors or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and

          (xii) any Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xii) that are at the time outstanding not to exceed the greater of $5.0 million or 5% of Total Assets.

         "Permitted Liens" means, with respect to any Person,
          ---------------

          (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanic's Liens, in each case for sums not yet due or being contested in good faith by appropriate proceeding or other Liens arising out of judgments or awards against such Person with respect to which such Person will then be proceeding with an appeal or other proceedings for review;

          (iii) Liens for property taxes not yet subject to penalties for non-payment, which are being contested in good faith by appropriate proceedings or with respect to which adequate reserves have been recorded in accordance with GAAP;

          (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties;

          (vi) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Notes Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (vii) leases and subleases of real property which do not interfere with the ordinary conduct of the Company's business or that of any of the Company's Restricted Subsidiaries, and which are made on customary and usual terms applicable to similar properties;

          (viii) Liens existing as of the Issue Date and Liens created by the Notes Indenture;

          (ix) Liens created solely for the purpose of securing the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Notes are originally issued; provided, however, that

                (A) the aggregate principal amount of Indebtedness secured by such Liens will not exceed the lesser of cost or fair market value of the assets or property so acquired or constructed,

                (B) the Indebtedness secured by such Liens will have otherwise been permitted to be issued under the Notes Indenture and

                (C) such Liens will not encumber any of the Company's other assets or property or that of any of the Company's Restricted Subsidiaries and will attach to such assets or property within 180 days of the construction or acquisition of such assets or property;

          (x) Liens on the assets or property of any of the Company's Restricted Subsidiaries existing at the time such Restricted Subsidiary became a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Restricted Subsidiary becoming a Subsidiary of the Company; provided, however, that:

                (A) any such Lien does not by its terms cover any property or assets after the time such Restricted Subsidiary becomes a Subsidiary which were not covered immediately prior to such transaction,

                (B) the incurrence of the Indebtedness secured by such Lien will have otherwise been permitted to be issued under the Notes Indenture, and

                (C) such Liens do not extend to or cover any of the Company's other property or assets or that of any of the Company's Restricted Subsidiaries;

          (xi) Liens to secure Capitalized Lease Obligations permitted to be Incurred under the Notes Indenture;

          (xii) Liens securing Indebtedness outstanding or committed under the Senior Credit Facility;

          (xiii) Liens extending, renewing or replacing in whole or in part a Lien permitted by this Notes Indenture; provided, however, that:

                (A) such Liens do not extend beyond the property subject to the existing Lien and improvements and construction on such property and

                (B) the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien;

          (xiv) Liens on inventory deemed to arise by reason of the consignment of inventory in the Company's ordinary course of business and that of the Company's Restricted Subsidiaries;

          (xv) Liens on the assets or property of any of the Company's Restricted Subsidiaries to secure Indebtedness of such Restricted Subsidiary owing to and held by the Company; and

          (xvi) Liens incurred in the ordinary course of business with respect to obligations that do not exceed $1.0 million at any one time outstanding.

         "Person" means any individual, corporation, limited liability company,
          ------
limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any Person, means
          ---------------
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "principal" of a Note means the principal of the Note plus the premium,
          ---------
if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Private Exchange Notes" has the meaning provided in the Appendix.
          ----------------------

         "pro forma" means, with respect to any calculation made or required to
          ---------
be made pursuant to the terms of this Notes Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

         "Productive Assets" means assets (including Capital Stock) that are
          -----------------
used or useable by WEC and its Restricted Subsidiaries in a Related Business.

         "Public Equity Offering" means an underwritten primary public offering
          ----------------------
of the Company's common stock or that of Parent pursuant to an effective registration statement under the Securities Act.

         "Purchase Date" has the meaning provided in Section 4.16.
          -------------

         "Record Date" means each Record Date specified in the Notes, whether or
          -----------
not a Legal Holiday.

         "Redemption Date," when used with respect to any Note to be redeemed,
          ---------------
means the date fixed for such redemption pursuant to this Notes Indenture and the Notes.

         "Redemption Price," when used with respect to any Note to be redeemed,
          ----------------
means the price fixed for such redemption pursuant to this Notes Indenture and the Notes.

         "Refinance" means, in respect of any Indebtedness, to refinance,
          ---------
extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any of
          ------------------------
the Company's Indebtedness or that of any Restricted Subsidiary referred to in
Section 4.13(b)(vi), including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

          (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and

          (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness will not include (x) Indebtedness of a Subsidiary that Refinances the Company's Indebtedness,
     (y) the Company's Indebtedness or that of a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary or (z) the Company's Indebtedness or that of a Subsidiary Guarantor that Refinances Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor.

         "Registrar" has the meaning provided in Section 2.03.
          ---------

         "Registration Rights Agreement" has the meaning set forth in the
          -----------------------------
Appendix.


         "Regulation S" means Regulation S under the Securities Act.
          ------------

         "Related Business" means any business related, ancillary or
          ----------------
complementary to the Company's businesses and that of the Restricted Subsidiaries on the Issue Date.

         "Restricted Investment" means an Investment other than a Permitted
          ---------------------
Investment.

         "Restricted Payment" with respect to any Person means
          ------------------

          (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

          (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company's (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into the Company's Capital Stock that is not Disqualified Stock),

          (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

          (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Company that is not
          ---------------------
an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.
          ---------

         "Sale/Leaseback Transaction" means an arrangement relating to property
          --------------------------
now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "SEC" means the Securities and Exchange Commission.
          ---
         "Securities Act" means, the Securities Act of 1933, as amended, or any
          --------------
successor statute or statutes thereto.

         "Senior Credit Facility" means that certain Credit Agreement, dated
          ----------------------
on or about July 28, 1999, among the Company, Parent, the Subsidiaries named therein and the lenders from time to time party thereto, including any collateral documents, instruments and agreements executed in connection therewith, and the term Senior Credit Facility will also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

         "Significant Subsidiary" means any Restricted Subsidiary that would be
          ----------------------
a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" means, with respect to any security, the final date
          ---------------
specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company
          -----------------------
(whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect, it being understood that any accrued but unpaid fees or expenses not permitted to be paid to Madison Dearborn Partners LLC or its Affiliates due to restriction under the covenant described under Section 4.12 shall be considered Subordinated Obligations.

         "Subsidiary" means, in respect of any Person, any corporation,
          ----------
association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

          (1) such Person,

          (2) such Person and one or more Subsidiaries of such Person or

          (3) one or more Subsidiaries of such Person.

         "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of
          --------------------
the Company's Obligations with respect to the Notes.

         "Subsidiary Guarantor" means each Subsidiary of the Company that is a
          --------------------
Subsidiary on the Issue Date and any other Subsidiary that Guarantees the Company's obligations with respect to the Notes.

         "Temporary Cash Investments" means any of the following:
          --------------------------

          (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

          (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

          (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company's) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and

          (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
          ---
ss.ss. 77aaa-77bbbb), as in effect on the date of this Notes Indenture.

         "Total Assets" means the total consolidated assets of the Company and
          ------------
its Restricted Subsidiaries as set forth on the Company's most recent balance sheet.

         "Trust Officer" means any officer within the Corporate Trust
          -------------
Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, or in the case of a successor trustee, an authorized officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Notes Indenture.

         "Trustee" means the United States Trust Company of New York until a
          -------
successor replaces it in accordance with the provisions of this Notes Indenture and thereafter means such successor.

         "Unrestricted Subsidiary" means
          -----------------------

          (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

          (ii)  any Subsidiary of an Unrestricted Subsidiary.

          The Company's Board of Directors may designate any of its Subsidiaries (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any of the Company's Capital Stock or Indebtedness, or holds any Lien on the Company's property or that of any Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under
Section 4.10.

          The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under
Section 4.13 and (y) no Default will have occurred and be continuing. Any such designation by the Company's Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates
          ---------------------------
representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "U.S. Legal Tender" means such coin or currency of the United States of
          -----------------
America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Voting Stock" of a Person means all classes of Capital Stock or other
          ------------
interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital
          -----------------------
Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

         SECTION 1.02.     Incorporation by Reference of TIA.
                           ---------------------------------

         Whenever this Notes Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Notes Indenture. The following TIA terms used in this Notes Indenture have the following meanings:

         "Indenture securities" means the Notes.

         "Indenture security holder" means a Holder or a Noteholder.

         "Indenture to be qualified" means this Notes Indenture.

         "Indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the Notes Indenture securities means the Company or any other obligor on the Notes.

         All other TIA terms used in this Notes Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03.     Rules of Construction.
                           ---------------------

         Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) "herein," "hereof" and other words of similar import refer to this Notes Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (6) reference to Sections or Articles means reference to such Section or Article in this Notes Indenture, unless stated otherwise.

         SECTION 1.04.     One Class of Securities.
                           -----------------------

         The Initial Notes, the Private Exchange Notes, the Exchange Notes and any Additional Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.


                                  ARTICLE TWO

                                   THE NOTES


         SECTION 2.01.     Form and Dating.
                           ---------------

         (a) Provisions relating to the Initial Notes, the Private Exchange Notes, the Exchange Notes and any Additional Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby
                                                 --------
incorporated in and expressly made a part of this Notes Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository rule or usage. The Company shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

         (b) The terms and provisions contained in the Appendix and in the forms of the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Notes Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Notes Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.02.     Execution and Authentication; Aggregate Principal
                           -------------------------------------------------
Amount.
------

         Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

         If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

         On July 28, 1999, the Trustee shall authenticate and deliver $130.0 million of 12% Senior Notes due July 15, 2009 in the form of Initial Notes. In addition, the Trustee shall authenticate Exchange Notes and Private Exchange Notes, as applicable, for original issue in the aggregate principal amount not to exceed $130.0 million, in each case upon receipt of a written order of the Company in the form of an Officers' Certificate, provided that such Exchange Notes and Private Exchange Notes shall be issuable only upon the valid surrender for cancellation of such Initial Notes of a like aggregate principal amount. Further, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified, in each case upon receipt of a written order of the Company in the form of an Officers' Certificate. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.15 after July 28, 1999, shall certify that such issuance will not be prohibited by Section 4.13.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Notes Indenture.

         The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Notes Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

         The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.03.     Registrar and Paying Agent.
                           --------------------------

         The Company shall maintain or designate an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York and which may be the office of the Trustee) where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Notes Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.15 and 4.16, neither the Company nor any of its Subsidiaries or Affiliates shall act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Notes Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Notes Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

         SECTION 2.04.     Paying Agent To Hold Assets in Trust.
                           ------------------------------------

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may, and upon direction of a majority of the Holders shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

         SECTION 2.05.     Noteholder Lists.
                           ----------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA ss. 312(a).

         SECTION 2.06.     [Intentionally Omitted]
                           -----------------------

         SECTION 2.07.     Replacement Notes.
                           -----------------

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Company shall issue and the Trustee, upon the receipt of a written order complying with Section 2.02, shall authenticate a replacement Note if the Trustee's reasonable requirements for replacement Notes are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Company.

         SECTION 2.08.     Outstanding Notes.
                           -----------------

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         Except as otherwise provided in Article 8, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Notes Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09.     Treasury Notes.
                           --------------

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

         SECTION 2.10.     Temporary Notes.
                           ---------------

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Notes Indenture as definitive Notes authenticated and delivered hereunder.

         SECTION 2.11.     Cancellation.
                           ------------

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

         SECTION 2.12.     Defaulted Interest.
                           ------------------

         If the Company defaults in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special Record Date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special Record Date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.13.     CUSIP Number.
                           ------------

         The Company in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

         SECTION 2.14.     Deposit of Moneys.
                           -----------------

         Prior to 9:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

         SECTION 2.15.     Issuance of Additional Notes.
                           ----------------------------

         With respect to any Additional Notes, the Company shall set forth in a Board Resolution and in an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

         (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Notes Indenture;

         (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

         (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes as set forth in the Appendix.


                                 ARTICLE THREE

                                  REDEMPTION

         SECTION 3.01.     Notices to Trustee.
                           ------------------

         If the Company elects to redeem Notes pursuant to Section 3.07 and Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing in the form of an Officer's Certificate of the (i) Redemption Date, (ii) the principal amount of the Notes to be redeemed and (iii) the redemption price.

         The Company shall give each notice provided for in this Section 3.01 at least 30 days but no more than 60 days before the Redemption Date, together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

         SECTION 3.02.     Selection of Notes To Be Redeemed.
                           ---------------------------------

         If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering or other Equity Offering pursuant to Section 3.07(b), selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. The Company shall promptly notify the Trustee and the Paying Agent in writing of the date of listing and the name of the securities exchange if and when the Notes are listed on a principal national securities exchange. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Notes Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.03.     Notice of Redemption.
                           --------------------

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed, with a copy to the Trustee and any Paying Agent. At the Company's written request no less than 35 days prior to the Redemption Date, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         Each notice for redemption shall identify the Notes to be redeemed and shall state:

         (1)  the Redemption Date;

         (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

         (3)  the name and address of the Paying Agent;

         (4) the subparagraph of the Notes pursuant to which such redemption is being made;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

         (6) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

         (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (8) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made pro rata, the identification of the particular Notes (or portion thereof) to be redeemed; and

         (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         SECTION 3.04.     Effect of Notice of Redemption.
                           ------------------------------

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price and the amount of accrued interest payable thereon, provided that if a Note is redeemed on or after a Record Date for an interest payment but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         Except in connection with a defeasance pursuant to Section 8.02, at any time prior to the mailing of a notice of redemption to the Holders pursuant to
Section 3.03, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes.

         SECTION 3.05.     Deposit of Redemption Price.
                           ---------------------------

         On or before 9:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

         SECTION 3.06.     Notes Redeemed in Part.
                           ----------------------

         Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07.     Optional Redemption.
                           -------------------
         (a) Except as set forth in the subsection (b) below, the Notes will be redeemable at the Company's option, in whole or in part, at any time on or after July 15, 2004, at the respective redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on July 15 of the year indicated below:

                                                Redemption
              Period                               Price
              ------                            ----------

              2004 ..........................    106.000%
              2005 ..........................    104.000%
              2006 ..........................    102.000%
              2007 and thereafter ...........    100.000%

              (b) Notwithstanding the foregoing, before July 15, 2002, the Company may at its option on one or more occasions redeem up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of (i) one or more Public Equity Offerings or (ii) any other Equity Offering so long as the gross proceeds to the Company or Parent from such offering exceeds $50 million, at a redemption price (expressed as a percentage of principal amount) of 112% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) initially issued must remain outstanding after each such redemption; provided, further, that such redemption must occur within 120 days of the Public Equity Offering or Equity Offering, as the case may be.

                                 ARTICLE FOUR

                                   COVENANTS

         SECTION 4.01.     Payment of Notes.
                           ----------------

         The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Notes Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Notes Indenture.

         Notwithstanding anything to the contrary contained in this Notes Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         SECTION 4.02.     Maintenance of Office or Agency.
                           -------------------------------

         The Company shall maintain the office or agency required under Section
2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         SECTION 4.03.     Corporate Existence.
                           -------------------

         Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that neither the Company nor any Restricted Subsidiary shall be required to preserve any right or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

         SECTION 4.04.     Payment of Taxes and Other Claims.
                           ---------------------------------

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges

(including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which reserves, to the extent required under and in accordance with GAAP, have been taken.

         SECTION 4.05.     Maintenance of Properties and Insurance.
                           ---------------------------------------

         (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the reasonable good faith judgment of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

         (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including reasonably appropriate self-insurance consistent with past practice) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

         SECTION 4.06.     Compliance Certificate; Notice of Default.
                           -----------------------------------------

         (a) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Notes Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, based on such review, the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in the Notes Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. Such Officer's Certificate shall comply with TIA Section 314(a)(4).

         (b) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five of this Notes Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Notes Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

         SECTION 4.07.     Compliance with Laws.
                           --------------------

         The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

            SECTION 4.08.     SEC Reports.
                              -----------

            Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The requirement under this paragraph will be satisfied by filings made by Parent pursuant to the Exchange Act containing the required information relating to the Company to the extent permitted by SAB 53.

            SECTION 4.09.     Waiver of Stay, Extension or Usury Laws.
                              ---------------------------------------

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Notes Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.10.     Limitation on Restricted Payments.
                              ---------------------------------

            (a) the Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (i) a Default will have occurred and be continuing (or would result therefrom);

     (ii) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under Section 4.13; or

     (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

            (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 3, 1999 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

         (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of the Company's Capital Stock (other than Disqualified Stock) or an equity contribution from a holder of the Company's Capital Stock subsequent to the Issue Date (other than an issuance or sale to any of the Company's Subsidiaries and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to Parent or a Subsidiary of Parent or the Company), together with the net proceeds received by the Company upon such conversion or exchange, if any, plus;

         (C) an amount equal to the aggregate net proceeds (including the fair market value (as determined in good faith by a Board Resolution of the Company) of property other than cash that would constitute Marketable Securities or a Related Business so long as there is no restriction on the sale of such property) of any

         (i) sale or other disposition of Investments made by the Company and its Restricted Subsidiaries, or

         (ii) dividend from, or the sale of the stock of, an Unrestricted Subsidiary;

provided, however, that the foregoing amount shall not exceed the amount of such Investment previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary, and, in the case of any such clause (ii), the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

               (b) The provisions of the foregoing paragraph (a) will not prohibit:

         (i) any acquisition of any Capital Stock of the Company made out of the proceeds of the substantially concurrent sale of, or made by exchange for, the Company's Capital Stock (other than Disqualified Stock and other than Capital Stock issued or sold to any of the Company's Subsidiaries or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of the Company or their employees); provided, however, that (A) such acquisition of Capital Stock will be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale will be excluded from the calculation of amounts under clause (iii)(B) of paragraph (a) above;

         (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under Section 4.13; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

          (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Disqualified Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company which is permitted to be issued pursuant to the Notes Indenture; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments;

          (iv) dividends paid or the consummation at any irrevocable redemption within 60 days after the date of declaration or notice of redemption thereof if at such date of declaration or notice such dividend or redemption would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments;

          (v) so long as no Default has occurred or will occur as a result of such payment, the repurchase or other acquisition of shares of, or options to purchase shares of, Parent's common stock or the common stock of any of Parent's Subsidiaries from employees, former employees, consultants, directors or former directors of Parent's or any of Parent's Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Company's Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions will not exceed $2 million in any calendar year; provided further, however, that such repurchases and other acquisitions will be deducted in the calculation of the amount of Restricted Payments;

          (vi) repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options to the extent Equity Interests represent a portion of the Exercise Price of such options; or

          (vii) cash payments, advances, loans or expense reimbursements made to Parent to permit Parent to pay its general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $250,000 in the aggregate in any fiscal year;

          (viii) prepayments, repayments or purchases of Indebtedness pursuant to Section 4.16(ii)(D); provided, however, that such prepayment, repayment or purchase will be included in the calculation of the amount of Restricted Payments;

          (ix) cash payments to Parent from and after October 15, 2004, to enable Parent to make required interest payments on the Debentures provided, in each case, such cash payments are used for interest payments, as applicable, within 30 days of such payment; provided, further, that (i) no Default or Event of Default shall have occurred and be continuing; (ii) that such payment will be included in the calculation of the amount of Restricted Payments; and (iii) that the Consolidated Coverage Ratio after giving effect to such payments exceeds
     2.5 to 1;

          (x) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $3 million since the date of this Notes Indenture.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be conclusive. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million.

          (d) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (a) of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments as the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          SECTION 4.11.    Limitation on Restrictions on Distributions from
                           ------------------------------------------------
                           Restricted Subsidiaries.
                           -----------------------

          The Company will not, and will not permit any of the Company's Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or pay any Indebtedness owed to the Company,

          (ii)  make any loans or advances to the Company or

          (iii) transfer any of its property or assets to the Company, except:

     (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including restrictions under the Notes Indenture, the Notes, the Debenture Indenture, the Discount Notes and the Guarantees of the Notes);

     (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

     (iii) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

     (iv) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; provided that such security agreements or mortgages constitute Permitted Liens and such Indebtedness is permitted to be Incurred under this Notes Indenture;

     (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (vi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (vii) restrictions on the transfer of assets subject to any Lien permitted under this Notes Indenture imposed by the holder of such Lien;

     (viii) encumbrances or restrictions existing under or arising pursuant to Credit Facilities entered into in accordance with this Notes Indenture; that the encumbrances or restrictions in such Credit Facilities are not materially more restrictive than those contained in the Senior Credit Agreement as in effect on the date hereof;

     (ix) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (iii) of the first paragraph of this covenant;

     (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (xi) any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Person that is in effect on the date such Person is acquired by the Company or a Restricted Subsidiary; and

          (xii) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

          SECTION 4.12.    Limitation on Affiliate Transactions.
                           ------------------------------------

          (a) the Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any of the Company's Affiliates (an "Affiliate Transaction") unless the terms thereof:

          (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

          (ii) if such Affiliate Transaction involves an amount in excess of $1 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Company's Board of Directors having no personal stake in such Affiliate Transaction;

          (iii) if such Affiliate Transaction involves as amount in excess of $10 million, have been determined by nationally recognized investment banking or accounting firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries; and

          (iv) with respect to any transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates, WEC would be able to incur $1.00 of Indebtedness pursuant to Section 4.13(a); provided, however, for the purposes of this clause (iv) only, the Consolidated Coverage Ratio shall not exceed 1.75 to 1 prior to July 31, 2001 or 2.25 to 1 thereafter.

          (b) The provisions of the foregoing paragraph (a) will not prohibit:

      (i) any Restricted Payment permitted to be paid pursuant to the covenant described under Section 4.10,

     (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Company's Board of Directors,

     (iii) the grant of stock options or similar rights to the Company's employees and directors pursuant to plans approved by the Company's Board of Directors,

     (iv) loans or advances to employees in the ordinary course of business in accordance with the Company's past practices or past practices of the Company's Restricted Subsidiaries, but in any event not to exceed $1 million in the aggregate outstanding at any one time,

     (v) the payment of reasonable fees to the Company's or Parent's directors and directors of Restricted Subsidiaries who are not the Company's or Parent's employees or employees of Restricted Subsidiaries,

     (vi) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

     (vii) the issuance or sale of any Capital Stock of the Company (other than Disqualified Stock),

     (viii) any employment agreement with reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,

     (ix) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person, so long as no other Affiliate of the Company owns an interest in such Person,

     (x) the payment of transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; provided that such fees shall not, in the aggregate, exceed:

            (A) in the case of a management fee, $600,000 in any twelve-month period, and

            (B) in the case of a transaction fee, 1.0% of the total equity value of, plus the Indebtedness assumed from, the business acquired in such transaction or series of related transactions.

     (xi) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company, Parent or any Subsidiary as determined in good faith by the Board of Directors of the Company or senior management,

          (xii) any agreement as in effect as of the Issue Date or any amendment thereto so long as such amendment is not more disadvantageous to the Holders in any material respect, and

          (xiii) payments made to Parent for the purpose of allowing to pay its general operating expenses, franchise tax obligations, accounting, legal corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $250,000 in the aggregate in any fiscal year.

          SECTION 4.13.     Limitation on Indebtedness.
                            --------------------------

          (a) the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2 to 1 if such Indebtedness is Incurred prior to July 31, 2001 or 2.25 to 1 if such Indebtedness in Incurred thereafter.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (i) Indebtedness Incurred pursuant to the Senior Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $40 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.16(a)(ii)(A);

          (ii) Indebtedness owed to and held by the Company or any of its Restricted Subsidiaries; provided, however, that (x) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or any of its Restricted Subsidiaries) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon that is not permitted to be Incurred under this clause (ii) and (y) if the Company and/or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Note and/or the Subsidiary Guaranty of such Subsidiary Guarantor, as the case may be;

          (iii) the Notes (other than Additional Notes) and the Exchange Notes;

          (iv) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii) or (iii) of this covenant);

          (v) Indebtedness of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to clause (a) above;

     (vi) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) above or pursuant to clause (iii), (iv) or (v) above or this clause (vi); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (v), such Refinancing Indebtedness will be Incurred only by such Subsidiary;

     (vii) Hedging Obligations or Commodity Agreements not entered into for speculative purposes and directly related to Indebtedness permitted to be Incurred by the Company or any of its Restricted Subsidiaries pursuant to this Notes Indenture;

     (viii) the Subsidiary Guaranties of the Subsidiary Guarantors with respect to the Notes and the Debentures;

     (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiaries, in an aggregate principal amount to not exceed the greater of 5% of Total Assets as of the date of incurrence and $2.5 million at any time outstanding;

     (x) the guarantee by the Company or any of the Subsidiary Guarantors of the Company's Indebtedness or Indebtedness of a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

     (xi) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued;

     (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (xiii) the incurrence of obligations in respect of performance and surety bonds provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (xiv) the incurrence of Indebtedness consisting of guarantees of loans made to management for the purpose of permitting management to purchase Equity Interests of Parent, in an amount not to exceed $1.0 million at any one time outstanding;

          (xv) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five business days of Incurrence;

          (xvi) Indebtedness of the Company issued to directors, employees, officers or consultants of the Company or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock of the Company or Parent that, by its terms, is subordinated to the Notes, is not secured by any assets of the the Company or its Restricted Subsidiaries and does not require cash payments prior to the Stated Maturity of the Notes and Refinancing Indebtedness in respect thereof, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (16) and then outstanding, does not exceed $1.0 million; and

          (xvii) Indebtedness in an aggregate principal amount which, together with the Company's other Indebtedness outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (xvi) above or paragraph (a)) does not exceed $10 million at any one time outstanding.

      (c) Notwithstanding the foregoing, neither the Company nor any of its Restricted Subsidiaries will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any of the Company's Subordinated Obligations unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subsidiary Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under the applicable Subsidiary Guaranty to at least the same extent as such Subsidiary Guarantor Subordinated Obligation.

     (d)  For purposes of determining compliance with the foregoing covenant,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     (e) the Company will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt, such event will be deemed to constitute an Incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries.

     SECTION 4.14.     Limitation on the Sale or Issuance of Preferred Stock of
                       --------------------------------------------------------
                       Restricted Subsidiaries.
                       -----------------------

     The Company will not sell or otherwise dispose of any Preferred Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Preferred Stock except to the Company or any of its Wholly Owned Subsidiaries.

     SECTION 4.15.     Change of Control.
                       -----------------

     (a) Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date):

          (i) prior to the earlier to occur of (A) the first public offering of common stock of Parent or (B) the first public offering of the Company's common stock, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 35% of the aggregate of the total voting power of the Company's Voting Stock or that of Parent, whether as a result of issuance of the Company's securities or that of Parent, the Company's merger, consolidation, liquidation or dissolution or that of Parent, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders will be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

          (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person will be deemed to have

     "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Company's Voting Stock or that of Parent; provided, however, that the Permitted Holders beneficially own (as defined in clause
     (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Company's Voting Stock or that of Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Company's Board of Directors or that of Parent (for the purposes of this clause (ii), such other person will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors or that of Parent (together with any new directors whose election by the Company's Board of Directors or that of Parent or whose nomination for election by the Company's shareholders or that of Parent, as applicable, was approved by a vote of a majority of the Company's directors or that of Parent, as applicable, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors or that of Parent, as applicable, then in office;

          (iv) the adoption of a plan relating to the Company's liquidation or dissolution or that of Parent; or

          (v) the merger or consolidation of the Company or Parent with or into another Person or the merger of another Person with or into the Company or Parent, or the sale of all or substantially all of the Company's assets or that of Parent to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the Company's securities or that of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Company's Voting Stock or that of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         (b) Within 30 days following any Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

          (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

          (iii) the repurchase date (which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

         (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form (as provided for in Exhibit A or B, as appropriate) duly completed, to the Company at the address specified in the notice not later than 3 p.m., New York City time, two Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than 3 p.m., New York City time, two Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

         (d) On the purchase date, all Notes purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company's obligations under the covenant described hereunder by virtue thereof.

         SECTION 4.16.     Limitation on Sales of Assets and Subsidiary Stock.
                           --------------------------------------------------

         (a) the Company will not, and will not permit any of the Company's Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

          (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company's Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents or Marketable Securities and

          (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be);

               (A) first, to the extent the Company elects (or is required by
                   -----
          the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness under the Senior Credit Facility or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary required to be repaid upon such Asset Sale (in each case other than Indebtedness owed to the Company or any of its Affiliates) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

               (B) second, to the extent of the balance of such Net Available
                   ------
          Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

               (C) third, to the extent of the balance of such Net Available
                   -----
          Cash after application in accordance with clauses (A) and (B), to make an offer (the "Offer") to the holders of the Notes (and to holders of other Indebtedness that is pari passu with the Notes designated by the Company) to purchase Notes (and such other pari passu Indebtedness) pursuant to and subject to the conditions contained in this Notes Indenture; and

               (D) fourth, to the extent of the balance of such Net Available
                   ------
          Cash after application in accordance with clauses (A), (B) and (C) to
          (x) the acquisition by the Company or any of its Restricted Subsidiaries of Additional Assets or (y) the prepayment, repayment or purchase of the Company's Indebtedness (other than any Disqualified Stock and other than Indebtedness owed to any of the Company's Affiliates) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or any of its Affiliates), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause (b) below is consummated;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or any such Restricted Subsidiary will permanently retire such Indebtedness and will cause the related loan commitment

(if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $1.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash will be invested in Permitted Investments.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents: any liabilities (as shown on the Company or such Restricted Subsidiary's most recent balance sheet), of the Company's or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets; and any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash within 30 days of the related Asset Sale (to the extent of the cash received in that conversation).

         (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other pari passu Indebtedness) pursuant to clause (a)(ii)(C) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other pari passu Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other pari passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such pari passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Notes Indenture. If the aggregate purchase price of Notes (and any other pari passu Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company will be required to apply the remaining Net Available Cash in accordance with clause (a)(ii)(D) above. The Company will not be required to make such an offer to purchase Notes (and other pari passu Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount will be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) Notwithstanding paragraphs (a) and (b) above, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Disposition with respect to assets in any transaction or series of related transactions with a fair market value of $2.0 million or less without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes cash, cash equivalents, Marketable Securities or Productive Assets and (ii) such Asset Disposition is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any Restricted Subsidiary in connection with an Asset Disposition permitted to be consummated under this paragraph shall be subject to the provisions of paragraphs (a) and (b) above and included in Net Available Cash.

         (d) (1) Promptly, and in any event within 30 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information which the Company in good faith believes will enable such Holders to make an informed decision.

         (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.17(a). Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

         (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice not later than 3:00 p.m., New York City time, two Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than 3:00 p.m., New York City time, two Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis taking into account any other tendered Senior Subordinated Indebtedness which is the subject of such offer (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section.

     A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company's obligations under this clause by virtue thereof.

         SECTION 4.17.     Limitation on Liens.
                           -------------------

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, securing any obligation, other than Permitted Liens, unless contemporaneously therewith effective provision is made to secure the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as applicable, equally and ratably with (or on a senior basis to, in the case of Subordinated Obligations or Subsidiary Guarantor Subordinated Obligations, as applicable) such obligation for so long as such obligation is so secured.

         SECTION 4.18.     Future Guarantors.
                           -----------------

         The Company will cause each domestic Restricted Subsidiary (including each domestic Restricted Subsidiary created or acquired following the Issue
Date) to Guarantee the Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in Article Ten of this Notes Indenture.

         SECTION 4.19.     Limitation on Issuances of Guarantees of and Pledges
                           ----------------------------------------------------
                           for Debt: Subsidiary Guarantors.
                           -------------------------------

         The Company will not permit any Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to secure the payment of, guarantee, assume or in any manner become liable with respect to any Indebtedness of the Company, Parent or any other Subsidiary of the Company ("Subsidiary Guaranteed Debt") or pledge any intercompany note representing obligations of any Subsidiary that is not a Subsidiary Guarantor to secure the payment of any Subsidiary Guaranteed Debt unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Notes Indenture providing for a Guarantee of payment of the Notes by such Subsidiary, and, if the Subsidiary Guaranteed Debt is by its terms expressly subordinated to the Notes, the Parent Guaranty or any Subsidiary Guaranty, as applicable, any such assumption, Guarantee or other liability of such Subsidiary with respect to such Subsidiary Guaranteed Debt will be subordinated to such Subsidiary's assumption, Guarantee or other liability with respect to the Subsidiary Guaranty to the same extent as such Subsidiary Guaranteed Debt is subordinated to the Notes, the Parent Guaranty or any Subsidiary Guaranty, as applicable.

         SECTION 4.20.     Limitation on Sale/Leaseback Transactions.
                           -----------------------------------------

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless

          (1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under
     Section 4.13 and (B) create a Lien on such property securing such Attributable Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under Section 4.17, and

          (2) the transfer of such property is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described under Section 4.16.

         SECTION 4.21.     Limitations on Status as Investment Company.
                           -------------------------------------------

         The Company shall not and shall not permit its Subsidiaries from becoming "investment companies" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.



                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION


         SECTION 5.01.     Merger, Consolidation and Sale of Assets of the
                           -----------------------------------------------
                           Company.
                           -------

         (a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the Company's assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Company's obligations under the Notes and this Notes Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under
     Section 4.13;

          (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Notes Indenture.

         (b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than in a transaction or transactions resulting in a release of such Subsidiary Guarantor as described under Section 10.03 provided that the Company certifies to the Trustee that the Company will comply with the covenant described under Section 4.16) unless:

          (i) the resulting, surviving or transferee Person (if not such Subsidiary) (the "Successor Guarantor") will be a Person organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person will expressly assume, by a Guaranty Agreement, in form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default will have occurred and be continuing; and

          (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

         (c) The Successor Company will be the Company's successor and will succeed to, and be substituted for, and may exercise every right and power the Company has under this Notes Indenture, but the Company's predecessor in the case of a conveyance, transfer or lease will not be released from the obligation to pay the principal of and interest on the Notes. The Successor Guarantor will be the successor to such Subsidiary Guarantor and will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Notes Indenture, but such predecessor Subsidiary Guarantor in the case of a conveyance, transfer or lease will not be released from the obligation to pay the principal of and interest on the Notes.

                                  ARTICLE SIX

                             DEFAULT AND REMEDIES

         SECTION 6.01.     Events of Default.
                           -----------------

         An "Event of Default" occurs if:

         (1) the Company defaults in the payment of interest on any Notes when the same becomes due and payable (whether or not such payment shall be prohibited by Article Ten of this Notes Indenture) and the Default continues for a period of 30 days; or

         (2) the Company defaults in the payment of the principal on any Notes when such principal becomes due and payable (whether or not such payment shall be prohibited by Article Ten), at maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control under Section 4.15 or an Offer under Section 4.16); or

         (3)   the failure by the Company to comply with its obligations under
     Section 5.01 above; or

         (4) the failure by the Company to comply for 30 days after notice with any of its obligations under Sections 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 (other than a failure to purchase the Notes) and 4.16 (other than a failure to purchase the Notes); or

         (5) the Company's failure to comply for 60 days after notice with its other agreements contained in this Notes Indenture; or

         (6) Indebtedness of the Company or any of its Significant Subsidiaries is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million; or

         (7) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing; or

         (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary,
     (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (9) any judgment or decree for the payment of money in excess of $5 million is entered against the Company or any of its Significant Subsidiaries, remains outstanding for a period of 90 days following such judgment and is not discharged, waived or stayed within 10 days after notice; or

         (10) any Subsidiary Guaranty of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Notes Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under this Notes Indenture or its Subsidiary Guaranty and such Default continues for 10 days. However, a default under clauses (4), (5) and (9) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02.     Acceleration.
                           ------------

         (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, and has not been waived pursuant to Section 6.04, then the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes by notice in writing to the Company and the Trustee may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable specifying the respective Event of Default and that it is a "notice of acceleration."

         (b) If an Event of Default specified in Section 6.01(7) or (8) relating to the Company occurs and is continuing with respect to the Company, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

         (c) The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) or 6.01(8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03.     Other Remedies.
                           --------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Notes Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         SECTION 6.04.     Waiver of Past Defaults.
                           -----------------------

         Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of
Section 6.01. When a Default or Event of Default is waived, it is cured and ceases to exist for every purpose of this Notes Indenture.

         SECTION 6.05.     Control by Majority.
                           -------------------

         Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee believes conflicts with any law or this Notes Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and provided further, that this provision shall not affect the rights of the Trustee set forth in
Section 7.01(d).


         SECTION 6.06.     Limitation on Suits.
                           -------------------

         Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense reasonably satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Notes Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense reasonably satisfactory to the Trustee, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

         SECTION 6.07.     Rights of Holders To Receive Payment.
                           ------------------------------------

         Notwithstanding any other provision of this Notes Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08.     Collection Suit by Trustee.
                           --------------------------

         If an Event of Default in payment of principal, preimum or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in
Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

         SECTION 6.09.     Trustee May File Proofs of Claim.
                           --------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section
6.09 shall be secured in accordance with the provisions of Section 7.07 hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10.     Priorities.
                           ----------

         If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

         First:  to the Trustee for amounts due under Section 7.07;
         -----

         Second:  if the Holders are forced to proceed against the Company
         ------
     directly without the Trustee, to Holders for their collection costs;

         Third:  to Holders for amounts due and unpaid on the Notes for
         -----
     principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Fourth:  to the Company or any other obligor on the Notes, as their
         ------
     interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior notice to the Company, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

         SECTION 6.11.     Undertaking for Costs.
                           ---------------------

         In any suit for the enforcement of any right or remedy under this Notes Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                 ARTICLE SEVEN

                                    TRUSTEE


         SECTION 7.01.     Duties of Trustee.
                           -----------------

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Notes Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)   Except during the continuance of an Event of Default:

         (1) The Trustee need perform only those duties as are specifically set forth in this Notes Indenture and no covenants or obligations shall be implied in this Notes Indenture against the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Notes Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Notes Indenture.

         (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1)   This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

         (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

         (d) No provision of this Notes Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

         (e) Whether or not herein expressly provided, every provision of this Notes Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

         (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.02.     Rights of Trustee.
                           -----------------

         Subject to Section 7.01:

         (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Notes Indenture.

         (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Notes Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Notes Indenture, unless such Holders shall have offered to the

Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

         (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

         (h) The Trustee may determine (i) the execution by any Holder of any instrument in writing, (ii) the date of such execution or (iii) the authority of any Person executing the same, in any manner the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

         (i) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Notes Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         SECTION 7.03.     Individual Rights of Trustee.
                           ----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04.     Trustee's Disclaimer.
                           --------------------

         The Offering Circular and the recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Notes Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Notes Indenture or the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05.     Notice of Default.
                           -----------------

         If a Default occurs and is continuing and if it is actually known by the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the purchase date pursuant to a Change in Control under Section 4.15 or on the Purchase Date pursuant to an Offer under Section 4.16 and, except in the case of a failure to comply with Article Five hereof, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith reasonably determines that withholding the notice is in the best interest of the Holders. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate complying with Section 4.06 regarding knowledge of the Company's compliance with all covenants and conditions under this Notes Indenture. The Company also shall deliver to the Trustee pursuant to
Section 6.01, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

         SECTION 7.06.     Reports by Trustee to Holders.
                           -----------------------------

         Within 60 days after each May 15, beginning with the May 15 following the date of this Notes Indenture, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA
(S)(S) 313(b) and (c).

         The Company shall promptly notify the Trustee if the Notes become listed on, or delisted from, any stock exchange and the Trustee shall comply with TIA (S) 313(d).

         SECTION 7.07.     Compensation and Indemnity.
                           --------------------------

         The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Notes Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants, experts and counsel, except such disbursements, advances and expenses as may be attributable to its gross negligence.

         The Company shall indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Notes may be subordinate to such other liability or indebtedness).

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

         SECTION 7.08.     Replacement of Trustee.
                           ----------------------

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

         (A)   the Trustee fails to comply with Section 7.10;

         (B) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (C) a receiver or other public officer takes charge of the Trustee or its property; or

         (D)   the Trustee becomes incapable of acting.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Notes Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09.     Successor Trustee by Merger, Etc.
                           --------------------------------

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

         If at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trust created by this Notes Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Notes Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10.     Eligibility; Disqualification.
                           -----------------------------

         This Notes Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA (S) 310(a)(2). The Trustee shall comply with TIA (S) 310(b); provided, however, that there shall be excluded from the operation of TIA (S) 310(b)(1) any Notes Indenture or Notes Indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met. The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Notes.

         SECTION 7.11.     Preferential Collection of Claims Against Company.
                           -------------------------------------------------

         The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                 ARTICLE EIGHT

                   DISCHARGE OF NOTES INDENTURE; DEFEASANCE

         SECTION 8.01.     Discharge of Liability on Notes; Defeasance.
                           -------------------------------------------

         (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or
(ii) all outstanding Notes have become due and payable at maturity or will be due and payable within 60 days as a result of the mailing of a notice of redemption pursuant to Article Three hereof, in each case, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Notes Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Notes Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Notes Indenture and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this Notes Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.10 through
4.18 and the operation of Section 6.01(4) and the limitations contained in
Section 5.01("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(4) or because of the failure of the Company to comply with Section 5.01. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guarantee.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.07, 2.08, 7.07, 7.08, 8.05, 8.06 and
the Appendix shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

         SECTION 8.02.     Conditions to Defeasance.
                           ------------------------

         The Company may exercise its legal defeasance option or its covenant defeasance option only if:

         (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, interest and premium, if any, on the Notes to maturity or redemption (including, in the case of payment of principal, interest and premium, if any, to redemption, under arrangements reasonably satisfactory to the Trustee providing for redemption pursuant to irrevocable instructions delivered to the Trustee prior to 60 days before a Redemption Date), as the case may be;

         (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

         (3) (x) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and (y) no Event of Default under Section 6.01(7) or (8) shall occur at any time in the period ending on the 123rd day after the date of such deposit (it being understood that the condition set forth in the preceding clause (y) is a condition subsequent which shall not be deemed satisfied until the expiration of such 123-day period, but in the case of the covenant defeasance, the covenants which are defeased under Section 8.01(b) will cease to be in effect unless an Event of Default under Section 6.01(7) or
     (8) occurs during such period);

         (4) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

         (5) neither the deposit nor the defeasance shall result in a default or Event of Default under any other material agreement to which the Company is a party or by which the Company is bound;

         (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Notes Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

         (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Eight have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three.

         SECTION 8.03.     Application of Trust Money.
                           --------------------------

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Notes Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to
Article 10.

         SECTION 8.04.     Repayment to Company.
                           --------------------

         The Trustee and the Paying Agent shall promptly turn over to the Company, upon delivery of an Officers' Certificate stating that such payment does not violate the terms of this Notes Indenture, any excess money or securities held by them at any time, subject to Section 7.07.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon its written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05.     Indemnity for Government Obligations.
                           ------------------------------------

         The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06.     Reinstatement.
                           -------------

         If the funds deposited with the Trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company under this Notes Indenture will be revived and no such defeasance will be deemed to have occurred.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Notes Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


         SECTION 9.01.     Without Consent of Holders.
                           --------------------------

         The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Notes Indenture or the Notes without notice to or consent of any Holder:

         (1) to cure any ambiguity, omission, defect or inconsistency; provided that such amendment or supplement does not, in the reasonable opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

         (2)   to comply with Article Five;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

         (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Notes Indenture under the TIA;

         (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or to surrender any right or power conferred upon the Company;

         (6)   to add Guarantees with respect to the Notes;

         (7)   to secure the Notes; or

         (8) to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.01.

         After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         SECTION 9.02.     With Consent of Holders.
                           -----------------------

         Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may amend or supplement this Notes Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company with any provision of this Notes Indenture or the Notes without notice to any other Holder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

         (1) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

         (2) reduce the rate of or extend the time for payment of interest on any Notes;

         (3) reduce the principal of or change or have the effect of changing the Stated Maturity of any Note, or change the date on which any Notes may be subject to repurchase, or reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article Three, or alter the provisions (including definitions) set forth in Section 4.15 in a manner adverse to the Holders;

         (4) make any Notes payable in money or payable in a place other than that stated in the Notes;

         (5) make any change in Section 6.04 or Section 6.07 or the second sentence of this Section;

         (6)   amend, modify, change or waive any provision of this
     Section 9.02; or

         (7) make any change in any Subsidiary Guarantee that would adversely affect the Holders.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

         SECTION 9.03.     Compliance with TIA.
                           -------------------

         If at the time of an amendment to this Notes Indenture or the Notes, this Notes Indenture shall be qualified under the TIA, every amendment, waiver or supplement of this Notes Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.04.     Revocation and Effect of Consents.
                           ---------------------------------

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

         The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section
2.05 above or (ii) such other date as the Company may designate. If a Record Date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 180 days after such Record Date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that, without the consent of a Holder, any such waiver shall not impair or affect the right of such Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

         SECTION 9.05.     Notation on or Exchange of Notes.
                           --------------------------------

         If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

         SECTION 9.06.     Trustee To Sign Amendments, Etc.
                           -------------------------------

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Notes Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Notes Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

         SECTION 9.07.     Payment for Consent.
                           -------------------

         Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Notes Indenture or the Notes, unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE TEN

                                  GUARANTEES

         SECTION 10.01.    Unconditional Guarantee.
                           -----------------------

         Each of the Subsidiary Guarantors hereby unconditionally jointly and severally guarantees (such guarantee to be referred to herein as the "Subsidiary Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under this Notes Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

         Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor on one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of the Subsidiary Guaranty.

         Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Notes Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Notes Indenture and in the Subsidiary Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any Custodian acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Noteholder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each of the Subsidiary Guarantors hereby agrees that, in the Event of Default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, called for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Notes Indenture, directly against each of the Subsidiary Guarantors to enforce the Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Subsidiary Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         SECTION 10.02.        Severability.
                               ------------

         In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.03.        Release of Subsidiary Guarantor from the
                               ----------------------------------------
                               Subsidiary Guarantee.
                               --------------------

         Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or all or substantially all of its assets) to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not a Subsidiary of the Company, which sale or disposition is otherwise in compliance with this Notes Indenture (including the covenant described under Section 4.16), such Subsidiary Guarantor will be deemed released from all its obligations under this Notes Indenture and its Subsidiary Guaranty and such Subsidiary Guaranty will terminate; provided, however, that any such termination will occur only to the extent that all obligations of such Subsidiary Guarantor under the Senior Credit Facility and all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company's or any of its Restricted Subsidiaries will also terminate upon such release, sale or transfer.

         The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.03.

         SECTION 10.04.        Limitation on Amount Guaranteed; Contribution by
                               ------------------------------------------------
                               Subsidiary Guarantors.
                               ---------------------

         (a) Anything contained in this Notes Indenture or the Subsidiary Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Subsidiary Guarantor under the Subsidiary Guarantee, such obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Subsidiary Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (x) in respect of intercompany Indebtedness to Company or other Affiliates of Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor under the Subsidiary Guaranty and (y) under any Guarantee of Subordinated Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 10.04(a), pursuant to which the liability of such Subsidiary Guarantor under the Subsidiary Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Subsidiary Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 10.04(b)).

         (b) The Subsidiary Guarantors together desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Subsidiary Guarantee. Accordingly, if any payment or distribution is made on any date by any Subsidiary Guarantor under the Subsidiary Guarantee (a "Funding Subsidiary Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Subsidiary Guarantor shall be entitled to a contribution from each of the other Subsidiary Guarantors in the amount of such other Subsidiary Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Subsidiary Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Subsidiary Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Subsidiary Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Subsidiary Guarantors under the Subsidiary Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Subsidiary Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Subsidiary Guarantor over the Aggregate Payments of such Subsidiary Guarantor. "Adjusted Maximum Amount" means, with respect to a Subsidiary Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee, determined as of such date in accordance with subsection 10.04(a); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Subsidiary Guarantor for purposes of this subsection 10.04(b), any assets or liabilities of such Subsidiary Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Subsidiary Guarantor. "Aggregate Payments" means, with respect to a Subsidiary Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Subsidiary Guarantor in respect of the Subsidiary Guarantee (including, without limitation, in respect of this subsection 10.04(b) minus (ii) the aggregate amount of all payments received on or before such date by such Subsidiary Guarantor from the other Subsidiary Guarantors as contributions under this subsection 10.04(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Subsidiary Guarantor. The allocation among Subsidiary Guarantors of their obligations as set forth in this subsection 10.04(b) shall not be construed in any way to limit the liability of any Subsidiary Guarantor under this Notes Indenture or under the Subsidiary Guaranty.

         SECTION 10.05.        Waiver of Subrogation.
                               ---------------------

         Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and this Notes Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Notes Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Notes Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

         SECTION 10.06.        Execution of Subsidiary Guarantee.
                               ---------------------------------

         To evidence its guarantee to the Noteholders set forth in this Article Ten, each Subsidiary Guarantor hereby agrees to execute the Subsidiary Guarantee in substantially the form included in Exhibits A and Exhibit B, which shall be endorsed on such Note ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee set forth in this Article Ten shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantee. The Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer of such Subsidiary Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee on behalf of such Subsidiary Guarantor. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such Officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Note on which the Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such Officer of such Subsidiary Guarantor.

         SECTION 10.07.        Waiver of Stay, Extension or Usury Laws.
                               ---------------------------------------

         Each Subsidiary Guarantor jointly and severally covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing the Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Notes Indenture; and (to the extent that it may lawfully do so) each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 10.08.        Effectiveness of Subsidiary Guarantee.
                               -------------------------------------

         The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such a payment or performance had not been made. If any payments, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstituted and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.



                                ARTICLE ELEVEN

                                 MISCELLANEOUS


         SECTION 11.01.        TIA Controls.
                               ------------

         If any provision of this Notes Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Notes Indenture by the TIA, the required provision shall control.

         SECTION 11.02.        Notices.
                               -------

         Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                           if to the Company Guarantor:

                           Woods Equipment Company
                           6944 Newburg Road
                           Rockford, IL  61108
                           Facsimile No.:  (815) 381-6047
                           Telephone:  (815) 381-6000
                           Attn:  D. Stephen Crider

                           with a copy to:

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL  60601
                           Facsimile No.:  (312) 861-2200
                           Telephone:  (312) 861-2000
                           Attn: Michael Kerr, Esq.

                           if to the Trustee:

                           United States Trust Company of New York
                           114 West 47th Street, 25th Floor
                           New York, NY 10036-1532
                           Facsimile No.:   (212) 852-1626
                           Attn: Corporate Trust Administration

                  Each of the Company, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03.      Communications by Holders with Other
                                      ------------------------------------
                                      Holders.
                                      -------

                  Holders may communicate pursuant to the TIA (S) 312(b) with other Holders with respect to their rights under this Notes Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA (S) 312(c).

                  SECTION 11.04.      Certificate and Opinion as to Conditions
                                      ----------------------------------------
                                      Precedent.
                                      ---------

                  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Notes Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Notes Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Notes Indenture relating to the proposed action have been complied with.

                  SECTION 11.05.      Statements Required in Certificate or
                                      -------------------------------------
                                      Opinion.
                                      -------

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Notes Indenture, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

                  provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or a certificate of an appropriate public official.

                  SECTION 11.06.      Rules by Trustee, Paying Agent, Registrar.
                                      -----------------------------------------

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.07.      Legal Holidays.
                                      --------------

                  A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.08.      Governing Law.
                                      -------------

                  THIS NOTES INDENTURE AND THE NOTES (AND THE SUBSIDIARY GUARANTEES RELATING THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTES INDENTURE.

                  SECTION 11.09.      No Adverse Interpretation of Other
                                      ----------------------------------
                                      Agreements.
                                      ----------

                  This Notes Indenture may not be used to interpret another Notes Indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such Notes Indenture, loan or debt agreement may not be used to interpret this Notes Indenture.

                  SECTION 11.10.      No Recourse Against Others.
                                      --------------------------

                  No past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company, any Subsidiary Guarantor or of the Trustee shall have any liability for any obligations of the Company under the Notes or this Notes Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                  SECTION 11.11.      Successors.
                                      ----------

                  All agreements of the Company and the Subsidiary Guarantors in this Notes Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Notes Indenture shall bind its successors.

                  SECTION 11.12.      Duplicate Originals.
                                      -------------------

                  All parties may sign any number of copies of this Notes Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  SECTION 11.13.      Severability.
                                      ------------

                  In case any one or more of the provisions in this Notes Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Notes Indenture have been inserted for convenience of reference only, are not to be considered a part of this Notes Indenture and shall in no way modify or restrict any of the terms of provisions hereof.

                                  SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Notes Indenture to be duly executed, all as of the date first written above.

                                   Issuer:

                                   WEC COMPANY



                                   By: /s/ D. Stephen Crider
                                   -----------------------------------
                                       Name: D. Stephen Crider
                                       Title: VP & CFO



                                   Parent Guarantor:


                                   WOODS EQUIPMENT COMPANY



                                   By: /s/ D. Stephen Crider
                                   -----------------------------------
                                       Name: D. Stephen Crider
                                       Title: VP & CFO



                                   Trustee:


                                   UNITED STATES TRUST COMPANY
                                       OF NEW YORK



                                   By: /s/ Glenn E. Mitchell
                                   -----------------------------------
                                       Name: Glenn E. Mitchell
                                       Title:   Vice President

                                                 RULE 144A/REGULATION S APPENDIX


           FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT
                TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE
                   TRANSACTIONS IN RELIANCE ON REGULATION S

                     PROVISIONS RELATING TO INITIAL NOTES,
                     ------------------------------------
                            PRIVATE EXCHANGE NOTES
                            ----------------------
                              AND EXCHANGE NOTES
                              ------------------


         1.       Definitions.
                  -----------

         1.1      Definitions.
                  -----------

                  For the purposes of this Appendix the following terms shall have the meanings indicated below, provided that all capitalized terms used but not defined shall have the meanings given such terms in the Notes Indenture:

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

                  "Exchange Notes" means (i) the 12% Senior Notes due July 15, 2009 to be issued pursuant to the Notes Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of 12% Senior Notes due July 15, 2009 pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Initial Purchaser" means (i) with respect to the Initial Notes issued on July 28, 1999, Credit Suisse First Boston Corporation and (ii) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

                  "Initial Notes" means (i) $130,000,000 principal amount of 12% Senior Notes due July 15, 2009, issued on July 28, 1999 and (ii) Additional Notes, if any, issued in the form of 12% Senior Notes due July 15, 2009 in a transaction exempt from the registration requirements of the Securities Act.

                  "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

                  "Private Exchange Notes" means the 12% Senior Private Exchange Notes due July 15, 2009, if any, to be issued pursuant to the Notes Indenture to the Initial Purchaser in a Private Exchange.

                  "Purchase Agreement" means (i) with respect to the Initial Notes issued on July 28, 1999, the Purchase Agreement dated July 23, 1999, among the Company, the Subsidiary Guarantors and the Initial Purchaser named therein and (ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Notes.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for such Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on July 28, 1999, the Registration Rights Agreement dated July 28, 1999 among the Company, the Parent Guarantor and the Initial Purchaser named therein, and (ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the guarantors thereunder and the Persons purchasing such Additional Notes under the related Purchase Agreement.

                  "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the shelf registration statement issued by the Company, in connection with the offer and sale of Initial Notes, Exchange Notes or Private Exchange Notes, pursuant to a Registration Rights Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

         1.2      Other Definitions
                  -----------------


         Term                                       Defined in Section:
         ----                                       ------------------
"Agent Members".................................            2.1(b)
"Global Security"...............................            2.1(a)
"Regulation S"..................................            2.1(a)
"Rule 144A".....................................            2.1(a)

         2.       The Securities.
                  --------------

         2.1      Form and Dating.
                  ---------------

                  On July 28, 1999, $130,000,000 of the Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

                  (a)    Global Securities. Initial Notes offered and sold to
                         -----------------
a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, and Additional Notes, if any, issued in the form of Exchange Notes, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes or Additional Notes, as applicable, represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b)    Book-Entry Provisions. This Section 2.1(b) shall apply
                         ---------------------
only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Notes Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the

Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c)    Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2      Authentication. The Trustee shall authenticate and deliver:
                  --------------
(1) On July 28, 1999, $130.0 million 12% Senior Notes due July 15, 2009, (2) any Additional Notes for original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.2 of the Notes Indenture and (3) Exchange Notes or Private Exchange Notes for issue in a Registered Exchange Offer or a Private Exchange, respectively, in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes and in the case of an issuance of Additional Notes pursuant to Section 2.15 of the Notes Indenture, shall certify, among other things that such issuance will not be prohibited by
Section 4.13 of the Notes Indenture.

         2.3       Transfer and Exchange.
                   ---------------------

                   (a)  Transfer and Exchange of Global Securities.
                        ------------------------------------------

                   (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with the Notes Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                   (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.10 of the Notes Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b)   Legend.
                        ------

                  (i)   Except as permitted by the following paragraphs (ii),
         (iii) and (iv), each Security certificate evidencing Initial Notes and Private Exchange Notes (and all Securities issued in exchange therefor or in substitution thereof, other than Exchange Notes) shall bear a legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE

                  UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

                  (c)    Cancellation or Adjustment of Global Security. At such
                         ---------------------------------------------
time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d)    Obligations with Respect to Transfers and Exchanges of
                         ------------------------------------------------------
Securities.
----------

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall, upon receipt of a written order complying with Section 2.2 of the Notes Indenture, authenticate certificated Securities and Global Securities at the Registrar's or any co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.15 and
         Section 9.6 of the Notes Indenture).

                  (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article Three of the Notes Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an Interest Payment Date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Notes Indenture shall evidence the same debt and shall be entitled to the same benefits under the Notes Indenture as the Securities surrendered upon such transfer or exchange.

                  (e)    No Obligation of the Trustee.
                         ----------------------------

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Notes Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Notes Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4      Certificated Securities,
                  -----------------------

                  (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under the Notes Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Notes Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                       TO RULE 144A/REGULATION S
                                                                        APPENDIX



                          [GLOBAL SECURITIES LEGEND]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                        [RESTRICTED SECURITIES LEGEND]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION

MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                     [TO BE ATTACHED TO GLOBAL SECURITIES]


             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


               The following increases or decreases in this Global Security have been made:


                   Amount of decrease in      Amount of increase in      Principal Amount of this Global    Signature of authorized
                   Principal Amount of this   Principal Amount of this   Security following such decrease   officer of Trustee or
Date of Exchange   Global Security            Global Security            or increase                        Securities Custodian

                                                                       EXHIBIT A
                                                                       ---------


                             FORM OF INITIAL NOTE
                             --------------------

                                                                      CUSIP No.:

                                  WEC COMPANY

                       12% SENIOR NOTE DUE JULY 15, 2009

No.                                                                   $


               WEC COMPANY, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to _______ or registered assigns, the principal sum of ______ Dollars, on _____ __, 2009.

               Interest Payment Dates:  January 15 and July 15

               Record Dates: January 1 and July 1

               Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.


               IN WITNESS WHEREOF, WEC COMPANY has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        WEC COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
Dated: ____________                        Title:

         Certificate of Authentication

               This is one of the 12% Senior Notes due July 15, 2009 referred to in the within-mentioned Notes Indenture.

                                               _________________________,
                                                    as Trustee

Dated: ____________                     By:___________________________________
                                                    Authorized Signatory

                             (REVERSE OF SECURITY)


                       12% SENIOR NOTE DUE JULY 15, 2009


               1.   Interest. WEC COMPANY, a Delaware corporation (the
                    --------
"Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; [provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.]/1/ Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from [______ __, 1999] [date of issuance of Additional Notes]. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [_____ __, 1999] [first Interest Payment Date after issuance of Additional Notes]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

              2.    Method of Payment. The Company shall pay interest on the
                    -----------------
Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

               3.   Paying Agent and Registrar. Initially, United States Trust
                    --------------------------
Company of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.


___________________

/1/ To be included in the Initial Notes issued on the Issue Date and, to the extent applicable, any Additional Notes issued in the form of Initial Notes.

               4.   Notes Indenture and Guarantee. The Company issued the Notes
                    -----------------------------
under an Indenture, dated as of July 28, 1999 (the "Notes Indenture"), among the Company, the Guarantor named therein and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 12% Senior Notes due July 15, 2009. The Company shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Notes Indenture; provided, that such issuance is not prohibited by Section 4.13 of the Notes Indenture. The Initial Notes issued on July 28, 1999, any Additional Notes, and any Private Exchange Notes and Exchange Notes issued pursuant to the Notes Indenture are treated as a single class of securities under the Notes Indenture. Capitalized terms herein are used as defined in the Notes Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Notes Indenture and those made part of the Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Notes Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Notes Indenture and the TIA Act for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article Ten of the Notes Indenture. To the extent of any conflict between the terms of the Notes and the Notes Indenture, the applicable terms of the Notes Indenture shall govern.


               5.   Redemption.
                    ----------


          (a) Except as set forth in the subsection (b) below, the Notes will be redeemable at the Company's option, in whole or in part, at any time on or after July 15, 2004, at the respective redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on July 15 of the year indicated below:

                                                   Redemption
                Period                               Price
                ------                             ----------
                 2004 .........................      106.000%
                 2005 .........................      104.000%
                 2006 .........................      102.000%
                 2007 and thereafter ..........      100.000%


          (b) Notwithstanding the foregoing, before July 15, 2002, the Company may at its option on one or more occasions redeem up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of (i) one or more Public Equity Offerings or (ii) any other Equity Offering so long as the gross proceeds to the Company or Parent from such offering exceeds $50 million, at a redemption price (expressed as a percentage of principal amount) of 112% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the aggregate principal amount of the Notes (including the original principal amount of any Additional Notes) initially issued must remain outstanding after each such redemption; provided, further, that such redemption must occur within 120 days of the Public Equity Offering or Equity Offering, as the case may be.

               6.   Notice of Redemption. Notice of redemption will be mailed
                    --------------------
at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

               Except as set forth in the Notes Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

               7.   Offers to Purchase. Section 4.15 of the Notes Indenture
                    ------------------
provides that, in the event of the occurrence of a Change of Control (as defined in the Notes Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Notes Indenture.

               8.   Registration Rights. Pursuant to the Registration Rights
                    -------------------
Agreement (as defined in the Notes Indenture), the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 12% Senior Notes due July 15, 2009 in the form of Exchange Notes, which shall have been registered under the Securities Act, or the Company's 12% Senior Private Exchange Notes due July 15, 2009 (the "Private Exchange Notes"), in each case in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments if such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Company shall notify the Trustee of the amount of any such payments./2/

               9.   Denominations; Transfer; Exchange. The Notes are in
                    ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Notes Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and

__________________

/2/ To be included in the Initial Notes issued on the Issue Date and, to the extent applicable, any Additional Notes issued in the form of Initial Notes.

transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Notes Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

               10.  Persons Deemed Owners. The registered Holder of a Note shall
                    ---------------------
be treated as the owner of it for all purposes.

               11.  Unclaimed Money. If money for the payment of principal or
                    ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

               12.  Discharge Prior to Redemption or Maturity. If the Company
                    -----------------------------------------
at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Notes Indenture relating thereto, the Company will be discharged from certain provisions of the Notes Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

               13.  Amendment; Supplement; Waiver. Subject to certain
                    -----------------------------
exceptions, the Notes Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Notes Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Notes Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

               14.  Restrictive Covenants. The Notes Indenture imposes certain
                    ---------------------
limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

               15.  Successors. When a successor assumes, in accordance with
                    ----------
the Notes Indenture, all the obligations of its predecessor under the Notes and the Notes Indenture, the predecessor will be released from those obligations.

               16.  Defaults and Remedies. If an Event of Default occurs and
                    ---------------------
is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Notes Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Notes Indenture or the Notes except as provided in the Notes Indenture. The Trustee is not obligated to enforce the Notes Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Notes Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

               17.  Trustee Dealings with Company. The Trustee under the Notes
                    -----------------------------
Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

               18.  No Recourse Against Others. No past, present or future
                    --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company under the Notes or the Notes Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

               19.  Authentication. This Note shall not be valid until the
                    --------------
Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

               20.  Governing Law. The Laws of the State of New York shall
                    -------------
govern this Note and the Notes Indenture (and the Subsidiary Guarantees relating thereto), without regard to principles of conflict of laws.

               21.  Abbreviations and Defined Terms. Customary abbreviations
                    -------------------------------
may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

               22.  CUSIP Numbers. Pursuant to a recommendation promulgated by
                    -------------
the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

               23.  Notes Indenture. Each Holder, by accepting a Note, agrees to
                    ---------------
be bound by all of the terms and provisions of the Notes Indenture, as the same may be amended from time to time.

               24.  Holders' Compliance with Registration Rights Agreement.
                    ------------------------------------------------------
Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein./3/

               The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Notes Indenture. Requests may be made to: Woods Equipment Company, 6944 Newburg Road, Rockford, IL 61108, Attn: D. Stephen Crider.


_____________

/3/ To be included in the Initial Notes issued on the Issue Date and, to the extent applicable, any Additional Notes issued in the form of Initial Notes.

          [FORM OF NOTATION ON NOTE RELATING TO SUBSIDIARY GUARANTEE]

                                   GUARANTEE


          Woods Equipment Company (the "Guarantor"), has unconditionally guaranteed on a senior basis (such guarantee by the Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Notes Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise.

          The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Notes Indenture are expressly set forth and are senior obligations of each Guarantor, to the extent and in the manner provided, in Article Ten of the Notes Indenture, and reference is hereby made to such Notes Indenture for the precise terms of the Guarantee therein made.

          No stockholder, officer, director, employee or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Notes Indenture by the manual signature of one of its authorized officers.



                                             WOODS EQUIPMENT COMPANY


                                             By:________________________________
                                                Name:
                                                Title:

                                ASSIGNMENT FORM


         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                      (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:___________________  Signed:_______________________________________________
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Note)

Signature Guarantee:_________________

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [two years from date of original issuance], the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                  [Check One]
                                  -----------

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(3)  __   outside the United States to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act; or

(4)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)  __   pursuant to an effective registration statement under the Securities
          Act; or

(6)  __   pursuant to another available exemption from the registration requirements of the Securities Act.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Notes Indenture shall have been satisfied.


Dated:______________  Signed:___________________________________________________
                                              (Sign exactly as name
                                              appears on the other side
                                              of this Security)


Signature Guarantee:____________________________________________________________


             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:__________________________   _____________________________________________
                                                   NOTICE:  To be executed by
                                                            an executive officer

                     [OPTION OF HOLDER TO ELECT PURCHASE]


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Notes Indenture, check the appropriate box:

               Section 4.15 [     ]
               Section 4.16 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Notes Indenture, state the amount you elect to have purchased:


$__________________


Dated: __________________  ________________________________________
                              NOTICE: The signature on this
                              assignment must correspond with
                              the name as it appears upon the
                              face of the within Note in
                              every particular without alteration
                              or enlargement or any change
                              whatsoever and be guaranteed by the
                              endorser's bank or broker.


Signature Guarantee:_____________________

                  (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                                                                       EXHIBIT B
                                                                       ---------

                FORM OF EXCHANGE NOTE AND PRIVATE EXCHANGE NOTE
                -----------------------------------------------

                                                            CUSIP No.:__________

                                  WEC COMPANY

             12% SENIOR [PRIVATE EXCHANGE] NOTE DUE JULY 15, 2009

No.                                                                   $

          WEC COMPANY, a Delaware corporation (the "Company," which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of ______ Dollars, on _____ __, 2009.

          Interest Payment Dates:  January 15 and July 15

          Record Dates: January 1 and July 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.


          IN WITNESS WHEREOF, WEC COMPANY has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

                                        WEC COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
Dated:  ________________                   Title:

         Certificate of Authentication

          This is one of the 12% Senior [Private Exchange] Notes due July 15, 2009 referred to in the within-mentioned Notes Indenture.

                                           _______________________________,
                                                  as Trustee


Dated:______________________               By:__________________________________
                                                 Authorized Signatory



[If the Note is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

[If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit 1 to Appendix A and replace the Assignment Form with that included in Exhibit A.]

                             (REVERSE OF SECURITY)

             12% SENIOR [PRIVATE EXCHANGE] NOTE DUE JULY 15, 2009


          1.   Interest. WEC COMPANY, a Delaware corporation (the "Company"),
               --------
promises to pay interest on the principal amount of this Note at the rate per annum shown above; [provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default]./4/ Interest on the Notes will accrue from [the most recent date on which interest has been paid on the Initial Note in exchange for which this [Exchange Note] [Private Exchange Note] was issued] [date of issuance of Additional Notes]. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing [______ __, 1999] [first Interest Payment Date after issuance of Additional Notes]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.

          2.   Method of Payment. The Company shall pay interest on the
               -----------------
Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar. Initially, United States Trust
               --------------------------
Company of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

____________________

/4/ Insert if at the time of issuance of the Exchange Note or Private Exchange Note (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with a Registration Rights Agreement.

          4.   Notes Indenture and Guarantee. The Company issued the Notes
               -----------------------------
under an Indenture, dated as of July 28, 1999 (the "Notes Indenture"), among the Company, the Subsidiary Guarantors named therein and the Trustee. [This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 12% Senior Notes due July 15, 2009.] [This Note is one of a duly authorized issue of Private Exchange Notes of the Company designated as its 12% Senior Private Exchange Notes due July 15, 2009.] The Company shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Notes Indenture; provided, that such issuance is not prohibited by Section 4.13 of the Notes Indenture. The Initial Notes issued on July 28, 1999, any Additional Notes, and any Private Exchange Notes and Exchange Notes issued pursuant to the Notes Indenture are treated as a single class of securities under the Notes Indenture. Capitalized terms herein are used as defined in the Notes Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Notes Indenture and those made part of the Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Notes Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Notes Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. Payment on each Note is guaranteed on a senior basis by the Subsidiary Guarantors pursuant to Article Eleven of the Notes Indenture. To the extent of any conflict between the terms of the Notes and the Notes Indenture, the applicable terms of the Notes Indenture shall govern.

          5.   Redemption.
               ----------

     (a) Except as set forth in the subsection (b) below, the Notes will be redeemable at the Company's option, in whole or in part, at any time on or after July 15, 2004, at the respective redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on July 15 of the year indicated below:

                                                   Redemption
                 Period                              Price
                 ------                            ----------
                  2004 ..........................    106.000%
                  2005 ..........................    104.000%
                  2006 ..........................    102.000%
                  2007 and thereafter ...........    100.000%

     (b) Notwithstanding the foregoing, before July 15, 2002, the Company may at its option on one or more occasions redeem up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of (i) one or more Public Equity Offerings or (ii) any other Equity Offering so long as the gross proceeds to the Company or Parent from such offering exceeds $50 million, at a redemption price (expressed as a percentage of principal amount) of 112% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that at least 65% of the aggregate principal amount of the Notes

(including the original principal amount of any Additional Notes) initially issued must remain outstanding after each such redemption; provided, further, that such redemption must occur within 120 days of the Public Equity Offering or Equity Offering, as the case may be.

          6.   Notice of Redemption. Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.

          Except as set forth in the Notes Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.

          7.   Offers to Purchase. Section 4.15 of the Notes Indenture
               ------------------
provides that, in the event of the occurrence of a Change of Control (as defined in the Notes Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Notes Indenture.

          8.   Denominations; Transfer; Exchange. The Notes are in registered
               ---------------------------------
form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the Notes Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Notes Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

          9.   Persons Deemed Owners. The registered Holder of a Note shall be
               ---------------------
treated as the owner of it for all purposes.

          10.  Unclaimed Money. If money for the payment of principal or
               ---------------
interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11.  Discharge Prior to Redemption or Maturity. If the Company at any
               -----------------------------------------
time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Notes Indenture relating thereto, the Company will be discharged from certain provisions of the Notes Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          12.  Amendment; Supplement; Waiver. Subject to certain exceptions, the
               -----------------------------
Notes Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Notes Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Notes Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          13.  Restrictive Covenants. The Notes Indenture imposes certain
               ---------------------
limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          14.  Successors. When a successor assumes, in accordance with the
               ----------
Notes Indenture, all the obligations of its predecessor under the Notes and the Notes Indenture, the predecessor will be released from those obligations.

          15.  Defaults and Remedies. If an Event of Default occurs and is
               ---------------------
continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Notes Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Notes Indenture or the Notes except as provided in the Notes Indenture. The Trustee is not obligated to enforce the Notes Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Notes Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

          16.  Trustee Dealings with Company. The Trustee under the Notes
               -----------------------------
Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          17.  No Recourse Against Others. No past, present or future
               --------------------------
stockholder, director, officer, employee or incorporator, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company under the Notes or the Notes Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          18.  Authentication. This Note shall not be valid until the Trustee or
               --------------
Authenticating Agent manually signs the certificate of authentication on this Note.

          19.  Governing Law. The Laws of the State of New York shall govern
               -------------
this Note and the Notes Indenture (and the Subsidiary Guarantees relating thereto), without regard to principles of conflict of laws.

          20.  Abbreviations and Defined Terms. Customary abbreviations
               -------------------------------
may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          21.  CUSIP Numbers. Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          22.  Notes Indenture. Each Holder, by accepting a Note, agrees to be
               ---------------
bound by all of the terms and provisions of the Notes Indenture, as the same may be amended from time to time.

          [23. Registration Rights. Pursuant to the Registration Rights
               -------------------
Agreement (as defined in the Notes Indenture), the Company will have certain obligations to the Holders of the Exchange Notes and the Private Exchange Notes. The Holders of the Exchange Notes and the Private Exchange Notes shall be entitled to receive certain additional interest payments upon certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Company shall notify the Trustee of the amount of any such payments.]/5/


          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Notes Indenture. Requests may be made to: Woods Equipment Company, 6944 Newburg Road, Rockford, IL 61108, Attn: D. Stephen Crider.


_______________

/5/  To be included if applicable.

                FORM OF NOTATION ON NOTE RELATING TO GUARANTEE

                                   GUARANTEE


          Woods Equipment Company (the "Guarantor"), has unconditionally guaranteed on a senior basis (such guarantee by the Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Notes Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise.

          The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Notes Indenture are expressly set forth and are senior obligations of each Guarantor, to the extent and in the manner provided, in Article Ten of the Notes Indenture, and reference is hereby made to such Notes Indenture for the precise terms of the Guarantee therein made.

          No stockholder, officer, director, employee or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Notes Indenture by the manual signature of one of its authorized officers.



                                                  WOODS EQUIPMENT COMPANY


                                                  By:___________________________
                                                     Name:
                                                     Title:

                               ASSIGNMENT FORM /6/


          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                         (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint __________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:_________________ Signed:__________________________________________________
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)

Signature Guarantee:__________________

(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).


____________________

/6/ If the Note is a Private Exchange Note, replace the Assignment Form with that included in Exhibit A to this Notes Indenture.

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Notes Indenture, check the appropriate box:

               Section 4.15 [     ]
               Section 4.16 [     ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Notes Indenture, state the amount you elect to have purchased:


$___________________


Dated: __________________  _________________________________________
                                 NOTICE: The signature on this
                                 assignment must correspond with
                                 the name as it appears upon the
                                 face of the within Note in
                                 every particular without alteration
                                 or enlargement or any change
                                 whatsoever and be guaranteed by the
                                 endorser's bank or broker.


Signature Guarantee:________________________

          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

                             CROSS-REFERENCE TABLE

 TIA                                                                                Notes Indenture
Section                                                                             Section
-------                                                                             -------
310(a)(1)             .......................................................    7.10
   (a)(2)             .......................................................    7.10
   (a)(3)             .......................................................
   N.A.
   (a)(4)             .......................................................    N.A.
   (a)(5)             .......................................................    7.08; 7.10
   (b)                .......................................................    7.08; 7.10; 11.02
   (c)                .......................................................    N.A.
311(a)                .......................................................    7.11
   (b)                .......................................................    7.11
   (c)                .......................................................    N.A.
312(a)                .......................................................    2.05
   (b)                .......................................................    11.03
   (c)                .......................................................    11.03
313(a)                .......................................................    7.06
   (b)(1)             .......................................................    N.A.
   (b)(2)             .......................................................    7.06
   (c)                .......................................................    7.06; 11.02
   (d)                .......................................................    7.06
314(a)                .......................................................    4.07; 4.08; 11.02
   (b)                .......................................................    N.A.
   (c)(1)             .......................................................    11.04
   (c)(2)             .......................................................    11.04
   (c)(3)             .......................................................    N.A.
   (d)                .......................................................    N.A.
   (e)                .......................................................    11.05
   (f)                .......................................................    N.A.
315(a)                .......................................................    7.01(b)
   (b)                .......................................................    7.05; 11.02
   (c)                .......................................................    7.01(a)
   (d)                .......................................................    7.01(c)
   (e)                .......................................................    6.11
316(a)(last sentence) .......................................................    2.09
   (a)(1)(A)          .......................................................    6.05
   (a)(1)(B)          .......................................................    6.04
   (a)(2)             .......................................................    N.A.
   (b)                .......................................................    6.07
   (c)                .......................................................    9.04
317(a)(1)             .......................................................    6.08
   (a)(2)             .......................................................    6.09
   (b)                .......................................................    2.04

318(a)                .......................................................    11.01
   (c)                .......................................................    11.01


__________________

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Notes Indenture.